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                                                                      EXHIBIT 11

                     DEXTERITY SURGICAL, INC. AND SUBSIDIARY

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (Unaudited)

                                                              Three Months Ended September 30,   Nine Months Ended September 30,
                                                              --------------------------------   -------------------------------
                                                                    1998              1999           1998              1999
                                                              --------------     -------------   -------------     -------------
COMPUTATION OF BASIC LOSS PER SHARE:
      Net loss                                                  $   (568,234)    $   (742,359)    $ (1,374,914)    $ (2,276,814)
      Preferred Stock Dividends                                      (13,256)         (43,900)         (13,256)        (131,583)
                                                                ------------     ------------     ------------     ------------
Net loss available for common stock shareholders                $   (581,490)    $   (786,259)    $ (1,388,170)    $ (2,408,397)
                                                                ============     ============     ============     ============


WEIGHTED AVERAGE SHARES OF COMMON STOCK
      OUTSTANDING USED FOR COMPUTATION                             7,212,742       10,212,742        6,921,910        9,357,186
                                                                ============     ============     ============     ============

BASIC LOSS PER COMMON SHARE                                     $       (.08)    $       (.08)    $       (.20)    $       (.26)
                                                                ============     ============     ============     ============


COMPUTATION OF DILUTED LOSS PER SHARE:
      Net loss                                                  $   (568,234)    $   (742,359)    $ (1,374,914)    $ (2,276,814)
      Interest on Convertible Debentures                              68,055           67,500          201,945          202,500
                                                                ------------     ------------     ------------     ------------
           Net loss used for computation                        $   (500,179)    $   (674,859)    $ (1,172,969)    $ (2,074,314)
                                                                ============     ============     ============     ============



Weighted average shares of common stock outstanding                7,212,742       10,212,742        6,921,910        9,357,186
Weighted average incremental shares outstanding upon assumed
      conversion of options and other dilutive securities            136,583            5,281          179,870            5,282
Weighted average incremental shares outstanding upon
      assumed conversion of preferred stock                          324,293        1,371,875          109,286        1,370,660
Weighted average incremental shares outstanding upon assumed
      conversion of Convertible Debentures                         1,500,000        1,875,000        1,500,000        1,875,000
                                                                ------------     ------------     ------------     ------------

WEIGHTED AVERAGE SHARES OF COMMON STOCK
      AND COMMON STOCK EQUIVALENTS OUTSTANDING
      USED FOR COMPUTATION                                         9,173,618       13,464,898        8,711,066       12,608,128
                                                                ============     ============     ============     ============

DILUTED LOSS PER COMMON SHARE AND COMMON
      SHARE EQUIVALENTS (a)                                     $       (.05)    $       (.05)    $       (.13)    $       (.16)
                                                                ============     ============     ============     ============



      (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-B although it is not required by SFAS No. 128 because it is antidilutive. As a result, it is not the amount reflected on the statements of operations.